SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 22, 2005

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                             SIGA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-23047                 13-3864870
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)

          420 Lexington Avenue,
               Suite 408                                            10170
           New York, New York                                     (Zip code)
  (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 672-9100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

Stockholders' Equity
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On August 18, 2005, SIGA Technologies, Inc. ("SIGA") received notice from The
Nasdaq Stock Market ("NASDAQ") that, based on SIGA's Form 10-Q for the period ended June 30, 2005, NASDAQ believed SIGA was no longer in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B), which requires SIGA to have a minimum of $2,500,000 in stockholders' equity, $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

On September 1, 2005, SIGA responded to the notice and indicated that as of August 31, 2005, SIGA believed it had regained compliance with the Stockholders' equity requirement and that its stockholders' equity on August 31, 2005 was in excess of $2,500,000. SIGA noted that its stockholders' equity deficiency resulted from SIGA's decision to accelerate the development and related costs of its lead Smallpox anti-viral drug, SIGA-246. The development work is currently being funded through a two years grant from the National Institutes of Health ("NIH"). Approximately $1,000,000 of the $1,700,000 in development work incurred in the first half of 2005 was to be funded during the second year of the grant which began on August 1, 2005. The second year funding was approved by the NIH and SIGA was able to recognize the related revenues subsequent to the filing of the Form 10-Q for the period ended June 30, 2005.

As of the date of this report on Form 8-K, SIGA believes it has regained compliance with the stockholders' equity requirement based upon the discussion above.

The Nasdaq Staff indicated that it believes that SIGA provided a definitive plan evidencing its ability to achieve and sustain compliance with the Rule, and as such, has determined to grant SIGA an extension of time to evidence compliance upon the filing of its periodic report for the quarter ended September 30, 2005. The Nasdaq Staff will continue to monitor SIGA's ongoing compliance with the stockholders' equity requirement and, if at the time of SIGA's next periodic report SIGA does not evidence compliance, it may be subject to delisting.

Minimum Bid Requirement
-----------------------

On September 22, 2005, SIGA received notice from NASDAQ that for the past 30 consecutive business days, the bid price of SIGA's common stock has closed below the $1.00 per share minimum requirement for continued inclusion on the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), SIGA will be provided with 180 calendar days, until March 21, 2006, to regain compliance with the minimum bid requirement. If, at any time before March 21, 2006, the bid price of the SIGA's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide SIGA with written notification that it now complies with Marketplace Rule 4310(c)(4). SIGA intends to monitor the bid price between now and March 21, 2006, and consider available options if its common stock does not trade at a level likely to result in SIGA regaining compliance with the minimum bid requirement.

On September 28, 2005, SIGA issued a press release announcing that it had received the above described notice from NASDAQ regarding its bid price. A copy of the press release is attached hereto as Exhibit 99.1.


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Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits

Exhibit No.  Description
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99.1         Press Release, dated September 28, 2005.








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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SIGA TECHNOLOGIES, INC.


                              By: /s/ Thomas N. Konatich
                                 --------------------------------
                                 Name:  Thomas N. Konatich
                                 Title: Chief Financial Officer


Date: September 28, 2005







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